EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2017 Second Quarter

Revenue Up 2.6% Sequentially; GAAP Operating Income $327,000; non-GAAP Adj. EBITDA $1.04 Million

Naperville, IL, May 15, 2017 /Accesswire / – GEE Group Inc. (NYSE MKT: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the second quarter ended March 31, 2017.

2017 Fiscal Second Quarter Highlights

•	Revenue for the fiscal 2017 second quarter was approximately $21.6 million, up sequentially by approximately 2.6% over the first quarter of fiscal 2017 and was approximately equal to the amount recorded in the second quarter of fiscal 2016 which had a greater amount of direct placement services revenue. Contract staffing services contributed approximately $20.1 million or approximately 93% of revenue, up sequentially by approximately 1.2% over the first quarter of fiscal 2017 and direct placement services contributed approximately $1.5 million or approximately 7% of revenue, up sequentially by approximately 26.9% over the first quarter of fiscal 2017. This compares to contract staffing services of approximately $19.6 million or approximately 90% of revenue and direct placement services of approximately $2.1 million or approximately 10% of revenue respectively for the same quarter of fiscal 2016. Revenue from the combined professional contract and professional direct placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties, was approximately $15.4 million, and represents approximately 71 % of total revenue for the 2017 fiscal second quarter.

•	Overall gross margin for the fiscal second quarter ended March 31, 2017 (including direct placement services) was approximately 26.2% compared to approximately 27.9% for the fiscal second quarter ended March 31, 2016. The change in the overall gross margin was primarily due to an overall increase in contract staffing revenue and the change in revenue mix for the 2017 fiscal second quarter vs. the 2016 prior year fiscal second quarter, and greater direct placement revenue (which is recorded at 100% gross margin) for the prior year fiscal second quarter. Professional contract staffing services gross margin increased (excluding direct placement services) for the 2017 fiscal second quarter to approximately 24.1% compared to approximately 19.9% for the 2016 fiscal second quarter. The change in professional contract staffing services gross margin was due to various factors including increased revenue from higher margin customers, decreased revenue from lower margin vendor management systems (VMS) and managed service providers (MSP) customers, and specialty revenue mix change. Industrial contract services gross margin for the 2017 fiscal second quarter improved to approximately 13.7% compared to approximately 10.8% for the 2016 fiscal second quarter. The increase in industrial contract services gross margin resulted from better pricing for existing and new customers, the shedding of less profitable customers, and the benefit of a new workers compensation program.

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•	Selling, general and administrative expenses (SG&A) declined as a percentage of revenue for the 2017 fiscal second quarter and was approximately 22.3%, compared to approximately 23.7% of revenue for the 2016 fiscal second quarter, a reduction of approximately 1.4 percentage points.

•	GAAP income from operations increased by approximately 26% for the 2017 fiscal second quarter to approximately $327,000, compared to GAAP income from operations of approximately $260,000 for the comparable 2016 fiscal second quarter.

•	GAAP net loss for the 2017 fiscal second quarter was approximately $129,000, compared to GAAP net income of approximately $7,000 for the comparable 2016 fiscal second quarter which included the benefit of $156,000 from a change in contingent consideration.

•	Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, merger and integration expenses and change in contingent consideration (adjusted EBITDA, a non-GAAP financial measure) for the 2017 fiscal second quarter was approximately $1.04 million vs. approximately $1.1 million for the comparable prior year fiscal second quarter (see non-GAAP adjusted EBITDA reconciliation to GAAP net income (net loss) attached to this press release).

•	GEE acquired the award winning professional staffing and recruitment firm, SNI Companies (“SNI”), via a merger into its subsidiary in a transaction which closed April 3, 2017, subsequent to the close of the fiscal 2017 second quarter. The SNI addition to GEE Group, on a pro forma basis, more than doubles the Company’s prior year revenue and adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) and adds a significant breadth of service offerings, a prestigious and diverse client base, a world class leadership group and highly talented recruiters, sales professionals, support staff and associates.

The aforementioned 2017 Fiscal Second Quarter Highlights and Financial Information should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC for the fiscal years ended in 2014, 2015, and 2016. Also, the discussion of financial results in this press release and disclosures regarding the use of non-GAAP financial measures and related schedules attached hereto which reconcile non-GAAP financial measures to the financial information prescribed by GAAP are important to readers to help gain a more comprehensive understanding of the Company’s financial results. The non-GAAP financial measures and metrics of financial results or financial performance presented herein are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, replacements or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature and depend on future events. The estimates and assumptions and related projected financial results may not be realized nor are they guarantees of future performance.

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2017 Second Quarter Financial Results: Discussion

The Company reported consolidated revenue of approximately $21.6 million for the fiscal second quarter ended March 31, 2017, up sequentially by approximately 2.6% over the first quarter of fiscal 2017, compared to revenue of approximately $21.7 million for the fiscal second quarter ended March 31, 2016. Contract staffing services contributed approximately $20.1 million or approximately 93% of consolidated revenue, up sequentially by approximately 1.2% over the first quarter of 2017 and up by approximately 2.5% over the comparable prior year second quarter, and direct placement services contributed approximately $1.5 million or approximately 7% of consolidated revenue, up sequentially by approximately 26.9% over the first quarter of fiscal 2017 and down by approximately 29.1% over the comparable prior year second quarter. This compares to the fiscal 2016 second quarter contract staffing services revenue of approximately $19.6 million or approximately 90% of consolidated revenue and direct placement revenue of approximately $2.1 million or approximately 10% of consolidated revenue respectively for the 2016 fiscal second quarter. The increase in contract staffing services revenue of approximately $483,000 for the 2017 fiscal second quarter over the comparable prior year fiscal second quarter was primarily due to an increase of approximately $1.25 million in industrial contract staffing services revenue and a decrease of approximately $768,000 in professional contract staffing services revenue. The professional contract services revenue for the quarter includes staffing and solutions in the information technology, engineering, healthcare and finance and accounting specialties. GEE Group’s strategic plan contains both internal and acquisition growth objectives to increase revenue in the aforementioned higher margin and more profitable professional services sectors of staffing which represents approximately 71% of total revenue for the 2017 fiscal second quarter. Industrial contract services revenue increased for the 2017 fiscal second quarter to approximately $6.1 million vs. $4.9 million for the 2016 fiscal second quarter. The Company’s focus on an aggressive sales and incentive program, division and managerial leadership and improved profitability from new and existing accounts, in addition to expanded service offerings offered to customers contributed to the increase in revenue and profit contribution from that segment.

GEE Group’s overall staffing services gross profit margin, including direct placement services (recorded at 100% gross margin) for the 2017 fiscal second quarter, was approximately 26.2% versus approximately 27.9% for the comparable 2016 prior year fiscal second quarter. The change in the overall gross margin from the comparable prior year fiscal first quarter was due to several factors, including an increase in contract staffing and change in revenue mix for the 2017 fiscal second quarter and greater direct placement revenue for the 2016 fiscal second quarter. In the professional contract staffing services segment, the gross margin (excluding direct placement services) improved to approximately 24.1% for the 2017 fiscal second quarter compared to approximately 19.9% for the 2016 fiscal second quarter. The change in professional contract staffing services gross margin was primarily due to decreased revenue from VMS and MSP accounts which have lower margins, specialty revenue mix composition (information technology (IT), engineering, healthcare and finance and accounting) and higher gross margin from IT project solutions business. The Company’s industrial staffing services gross margin for the 2017 fiscal second quarter increased to 13.7% versus approximately 10.8% for the 2016 fiscal second quarter. The increase in industrial services gross margin in the 2017 fiscal second quarter was due to several factors, including the delivery of broader service offerings, a successful sales effort resulting in the addition of higher margin new customers, the shedding of less profitable customers and the benefit of reduced worker’s compensation rates.

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The Company’s selling, general and administrative expenses (SG&A) for the fiscal second quarter ended March 31, 2017 declined as a percentage of revenue and was approximately 22.3% compared to approximately 23.7% of revenue for the fiscal second quarter ended March 31, 2016. The Company’s increase in revenue for the 2017 fiscal second quarter, elimination of duplicative costs and related acquisition synergies contributed to the economies of scale realized in the quarter. SG&A decreased by approximately $332,000 from the 2016 fiscal second quarter to approximately $4.8 million for the 2017 fiscal second quarter.

GEE Group recorded GAAP income from operations of approximately $327,000 for the fiscal second quarter ended March 31, 2017, compared to GAAP income from operations of approximately $260,000 for the fiscal second quarter ended March 31, 2016. GAAP net loss for the fiscal second quarter ended March 31, 2017 was approximately $129,000, compared to GAAP net income for the fiscal second quarter ended March 31, 2016 of approximately $7,000 which included the benefit of $156,000 from a change in contingent consideration.

The Company’s adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration, and restructuring expenses and change in contingent consideration (adjusted EBITDA, a non-GAAP financial measure) was approximately $1.04 million for the fiscal second quarter ended March 31, 2017, compared to approximately $1.1 million for the fiscal second quarter ended March 31, 2016.

GEE Group uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors .These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in the Form 10Q filed with the SEC for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliation of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in a schedule that is a part of this press release.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “GEE turned in a good second quarter performance and we continue to fuel organic growth by adding sales and recruiting talent to meet the needs of our clientele while growing top line with expanded operating margins. We expect to realize additional economies of scale and cost synergies as we continue to integrate operations and streamline our business processes. Our pipeline of great companies contemplating joining GEE through acquisition is stellar and continues to grow and we will accelerate our aggressive external growth from this outstanding list of staffing solutions providers.”

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Mr. Dewan added, “The recent addition of SNI Companies to GEE Group brings an award winning leader in the staffing and recruitment industry to our Company. Not only does it more than double our historical annual revenue and annual adjusted EBITDA on a pro forma basis, it adds tremendous human capital to our organization, broadens the Company’s service offerings and increases our specialized service delivery network throughout the U.S. We are optimistic and encouraged about the use of contingent labor in the ‘gig economy’, evidenced by the recent increase in the temp penetration rate as a percent of total employment to 2.058%. Demand for our services continues to be robust in a very tight domestic job market and with GEE’s enhanced service capability and expanded geographic footprint, we expect to achieve continued growth in revenue and profitability while providing outstanding customer service and rewarding careers for our employees and associates.”

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses, the change in contingent consideration and acquisition, integration and restructuring costs. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss and income or loss from operations as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliation of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA is attached hereto.

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)
Quarter Ended March 31,
(In thousands)

	2017	2016
Net income (net loss),GAAP	$(129)	$7
Interest expense, net	392	409
Income tax expense	64	-
Depreciation expense	71	76
Amortization expense	369	435
Stock compensation & stock option expense	192	230
Acquisition, integration & restructuring	77	122
Change in contingent consideration	-	(156)
Non-GAAP adjusted EBITDA	$1,036	$1,123

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GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In Thousands)

	March 31, 2017	September 30, 2016
ASSETS
CURRENT ASSETS:
Cash	$1,562	$2,528
Accounts receivable, less allowances (March and September - $191)	13,099	11,569
Other current assets	1,492	1,500
Total current assets	16,153	15,597
Property and equipment, net	527	611
Other long-term assets	34	34
Goodwill	18,590	18,590
Intangible assets, net	10,356	11,094
TOTAL ASSETS	$45,660	$45,926

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$7,142	$7,127
Accounts payable	1,263	2,224
Accrued compensation	3,281	3,116
Other current liabilities	1,240	692
Short-term portion of subordinated debt	1,357	1,285
Contingent consideration	480	1,750
Total current liabilities	14,763	16,194
Deferred rent	149	162
Subordinated debt	4,863	4,981
Other long-term liabilities	45	56
Total long-term liabilities	5,057	5,199
Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none
Preferred series A stock, 160 authorized; issued and outstanding - none
Preferred series B stock, mandatorily convertible - 5,950 authorized; issued and outstanding - none	-	-
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 9,879
shares at March 31, 2017 and 9,379 shares at September 30, 2016, respectively	-	-
Additional paid in capital	39,000	37,615
Accumulated deficit	(13,160)	(13,082)
Total shareholders' equity	25,840	24,533
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$45,660	$45,926

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GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016

NET REVENUES:
Contract staffing services	$20,090	$19,607	$39,946	$35,606
Direct hire placement services	1,459	2,059	2,609	3,685
NET REVENUES	21,549	21,666	42,555	39,291

Cost of contract services	15,894	15,630	31,457	27,967
GROSS PROFIT	5,655	6,036	11,098	11,324

Selling, general and administrative expenses	4,811	5,143	9,306	9,651
Acquisition, integration and restructuring expenses	77	122	100	568
Depreciation expense	71	76	150	142
Amortization of intangible assets	369	435	738	772
INCOME FROM OPERATIONS	327	260	804	191
Change in contingent consideration	-	156	-	156
Interest expense	(392)	(409)	(752)	(734)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(65)	7	52	(387)
Provision for income tax	(64)	-	(130)	-
NET INCOME (LOSS)	$(129)	$7	$(78)	$(387)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(129)	$7	$(78)	$(387)

BASIC INCOME (LOSS) PER SHARE	$(0.01)	$0.00	$(0.01)	$(0.04)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC	9,384	9,256	9,382	9,252
DILUTED INCOME (LOSS) PER SHARE	$(0.01)	$0.00	$(0.01)	$(0.04)
WEIGHTED AVERAGE NUMBER OF SHARES - DILUTED	9,384	9,779	9,382	9,252

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com

SOURCE: GEE Group Inc.

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